Kramer Levin Naftalis & Frankel LLP
                       9 1 9  T H I R D  A V E N U E
                       NEW YORK, N.Y. 10022 B 3852
                            (212) 715 B 9100
                                                          FACSIMILE
                                                          (212) 715-8000
                                                          ______
                                                          WRITER'S
                                                          DIRECT NUMBER

                                                          (212) 715-9100


                               April 25, 2000


Lexington Goldfund, Inc.
Park 80 West Plaza Two
Saddle Brook, New Jersey  07663


Re:    Lexington Goldfund, Inc.
       File No. 2-72428; 811-2881
       Registration Statement on Form N-1A


Dear Ladies and Gentlemen:

          We hereby consent to the reference to our firm as Counsel in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A filed under Rule 485(b) of the Securities Act of 1933.

                               Very truly yours,

                             /s/ Kramer Levin Naftalis and Frankel LLP